Exhibit 99.1

Momentus Announces Pricing of a $25 Million Registered Direct Offering of Common Stock Priced At-The-Market Under Nasdaq Rules with New and Existing Fundamental Institutional Investors

SAN JOSE, Calif. (BUSINESS WIRE) — June 12, 2026 — Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”) a leading U.S. commercial space firm specializing in satellite solutions, in-space transportation, and orbital infrastructure, today announced that it has entered into securities purchase agreements with new and existing long term institutional investors for the purchase and sale of 1,851,852 shares of its common stock in a registered direct offering priced at-the-market under Nasdaq rules (the “Offering”). The gross proceeds from the Offering are expected to be approximately $25 million, before deducting placement agent fees and other estimated Offering expenses.

The closing of the Offering is expected to occur on or about June 15, 2026, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

A.G.P./Alliance Global Partners is acting as sole placement agent for the Offering.

The securities described above are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-296218) which became effective on June 4, 2026. The Offering is being made only by means of a prospectus which is part of the effective registration statement. A prospectus supplement and the accompanying prospectus relating to the Offering will be filed with the Securities and Exchange Commission (the “SEC”) and will be available on the SEC’s website located at http://www.sec.gov. Additionally, when available, electronic copies of the prospectus supplement and the accompanying prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy  the securities described above, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Momentus

Momentus is a U.S. commercial space company Offering satellites, satellite components, and in-space transportation and infrastructure services. The Company offers satellites to support government and commercial customers for missions like communications, missile tracking, and cutting-edge science missions. Momentus offers services such as hosted payloads, support for in-space assembly, on-orbit servicing and refueling, and transportation of satellites to specific orbits.

Forward-Looking Statements

This press release contains certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the expected closing of the Offering, the intended use of proceeds and fulfillment of customary closing conditions. These statements reflect Momentus’ or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 31, 2026, as such factors may be updated from time to time in our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at https://momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Investors: investors@momentus.space

Media: press@momentus.space